UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2018

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01    Other Events.

On Sunday, September 23, 2018, the United States District Court for the Northern District of Illinois (the "Court") entered a sale order (the "Sale Order") approving S&W Seed Company's (the "Company") previously disclosed agreement to purchase substantially all of the assets of Chromatin, Inc. (together with certain of its subsidiaries and affiliates in receivership, "Chromatin") and to assume certain contracts and limited specified liabilities of Chromatin, for a purchase price of $26.5 million (the "Chromatin Acquisition").

Pursuant to the terms of the updated Asset Purchase Agreement, dated September 14, 2018, between the Company and Novo Advisors (f/k/a Turnaround Advisory Group Inc.), solely in its capacity as the receiver for, and on behalf of, Chromatin (the "Receiver"), the Chromatin Acquisition remains contingent upon, among other things, (a) the Sale Order becoming a final order, (b) the written consent of CIBC Bank USA (f/k/a The PrivateBank and Trust Company), and all other holders of any lien or other security interest in any of Chromatin's assets, to the sale and transfer of Chromatin's assets to us, and (c) the Receiver obtaining executed written consents to the assignment to us of certain contracts from the counterparties thereto, including a waiver and release of any termination or other contract rights based upon or related to Chromatin having been placed in receivership or the financial condition or insolvency of Chromatin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: September 25, 2018